Exhibit 99.1

        Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-
          Backed 2002-2 Trust (NYSE Listing: XKR, CUSIP: 21988G510*)
                      Trust Certificates to be Terminated

NEWS RELEASE--IMMEDIATE

      New York, New York - February 5, 2007: Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-Backed 2002-2 Trust, established by Lehman ABS Corporation, today announced that, because of events described in the following paragraph, each trust will be terminated in accordance with the terms of the respective trust agreement.

      Royal & Sun Alliance Insurance Group plc has filed a Form 15 with the Securities and Exchange Commission whereby it elected to suspend its duty to file periodic reports relating to the underlying securities of the above-referenced trust under certain sections of the Securities and Exchange Act of 1934. Under the terms of the trust agreement, such an event requires that the trust be terminated.

      The transfer books relating to the trust certificates for the above-referenced trust will be closed permanently at the time of this press release. A later announcement will set forth additional details. # # #

Contact:
U.S. Bank Trust National Association David Kolibachuk, Corporate Trust Services, 212-361-2459

* No representation is made as to the correctness of the CUSIP numbers indicated in this press release. They are included solely for the convenience of the holders of the Certificates.